UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2018

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On May 9, 2018, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”). There were 1,379,685,617 shares of Common Stock, constituting 88.76 % of outstanding shares on the record date (March 16, 2018), represented in person or by proxy at the meeting. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:
Proposal 1: Election of Directors of the Company.

Name	For	Against	Abstain	Broker Non-Vote

Harold Brown	1,129,577,832	11,317,230	2,080,698	236,709,857
André Calantzopoulos	1,136,902,174	3,996,021	2,072,093	236,709,857
Louis C. Camilleri	1,131,428,244	9,424,854	2,122,662	236,709,857
Massimo Ferragamo	1,137,027,105	3,672,885	2,275,670	236,709,857
Werner Geissler	1,134,987,766	5,946,245	2,041,734	236,709,857
Lisa A. Hook	1,098,833,976	41,544,180	2,597,604	236,709,857
Jennifer Li	1,129,519,694	10,807,832	2,648,234	236,709,857
Jun Makihara	1,137,662,364	3,283,009	2,030,387	236,709,857
Sergio Marchionne	700,295,783	436,424,124	6,255,724	236,709,857
Kalpana Morparia	1,116,100,903	24,191,035	2,683,822	236,709,857
Lucio A. Noto	1,129,305,494	11,659,462	2,010,804	236,709,857
Frederik Paulsen	1,133,715,205	7,226,727	2,033,828	236,709,857
Robert B. Polet	1,133,622,062	7,342,738	2,010,960	236,709,857
Stephen M. Wolf	1,128,667,522	12,282,636	2,025,602	236,709,857

All director nominees were duly elected.

Proposal 2: Advisory Vote Approving Executive Compensation.

For	Against	Abstain	Broker Non-Vote

1,105,044,791	32,551,742	5,379,227	236,709,857
The proposal was approved on an advisory basis.

Proposal 3: Ratification of the Selection of PricewaterhouseCoopers SA as Independent Auditors.

For	Against	Abstain

1,352,545,557	23,134,870	4,005,190
The proposal was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: May 9, 2018